     As filed with the Securities and Exchange Commission on August 2, 2005.
                           Registration No. __________

                                  UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ALLIS-CHALMERS ENERGY INC.
             (Exact Name of Registrant as Specified in Its Charter)




            DELAWARE                                             39-0126090
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                                      1389
                                (Primary Standard
                     Industrial Classification Code Number)

                           5075 WESTHEIMER, SUITE 890
                              HOUSTON, TEXAS 77056
                                 (713) 369-0550
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                    VICTOR M. PEREZ, CHIEF FINANCIAL OFFICER
                           5075 WESTHEIMER, SUITE 890
                              HOUSTON, TEXAS 77056
                                 (713) 369-0550
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                 WITH COPIES TO:


                            Joseph P. Bartlett, Esq.
            Greenberg Glusker Fields Claman Machtinger & Kinsella LLP
                      1900 Avenue of the Stars, Suite 2100
                          Los Angeles, California 90067
                                 (310) 201-7481

                                              CALCULATION OF REGISTRATION FEE


                                                                 PROPOSED         PROPOSED
                                                                  MAXIMUM         MAXIMUM
           TITLE OF EACH CLASS              AMOUNT TO BE       OFFERING PRICE     AGGREGATE           AMOUNT OF
      OF SECURITIES TO BE REGISTERED         REGISTERED          PER SHARE     OFFERING PRICE(3)  REGISTRATION FEE
      ------------------------------         ----------          ---------     -----------------  ----------------
Common Stock, $.01 par value per share      30,000,000(1)           (2)         $19,950,000          $2,348.12


(1) In addition, pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares that may be offered and sold pursuant to the antidilution provisions of the 2003 Incentive Stock Plan.

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"). The registration fee has been calculated in accordance with Rule 457(h)(1) based upon the average of the high and low sale prices reported for shares of the Registrant's Common Stock on the American Stock Exchange on July 28, 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


This registration statement on Form S-8 (the "Registration Statement") is being filed to register 3,000,000 shares of Common Stock of Allis-Chalmers Energy Inc., a Delaware corporation (the "Registrant") issuable under Registrant's 2003 Incentive Stock Plan. The documents containing the information specified in Part I of the Form S-8 will be sent or given to participants in the plan, as specified by Rule 428 (b) (1) under the Securities Act. These documents are not submitted to the Securities and Exchange Commission (the "Commission") with this Registration Statement, in accordance with the Note to Part I of Form S-8. These documents, together with the documents incorporated by reference into this Registration Statement in Item 3 of Part II, shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which previously have been filed by Allis-Chalmers Energy Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference and made a part hereof:

(1) The Registrant's annual report on Form 10-K for the year ended December 31, 2004;

(2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

(3) The Registrant's Current Reports on Form 8-K filed on January 4, January 11, January 21, January 25, February 4, February 7, February 28, March 3, April 5, April 22, May 6, May 12, June 1, June 10, June 15, and July 15, 2005;

(4) The description of the Registrant's Common Stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on September 10, 2004, and any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (excluding information furnished in filings made under Items 2.02 or 7.01 of Form 8-K). Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be also incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.     DESCRIPTION OF SECURITIES.

Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and its By-laws provide for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General

Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(o)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

The Registrant is in the process of entering into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Registrant and certain officers of the Registrant (the "Indemnitees"). Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Registrant or its subsidiaries, provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's Conduct was unlawful.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


ITEM 8.     EXHIBITS.

A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

ITEM 9.     UNDERTAKINGS.

The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities
Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

PROVIDED, HOWEVER, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (ss. 239.11 of this chapter) or Form S-3 (ss. 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (ss. 229.1100(c)).

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's bylaws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on this 29th day of July, 2005.


ALLIS-CHALMERS ENERGY INC.

By:            /S/    MUNAWAR H. HIDAYATALLAH
                 ----------------------------------
                       Munawar H. Hidayatallah
          Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Munawar H. Hidayatallah and Victor M. Perez, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                           TITLE                                 DATE
               ---------                                           -----                                 ----

/s/ MUNAWAR H. HIDAYATALLAH            Chairman of the Board and Chief Executive Officer         July 29, 2005
----------------------------------     (Principal Executive Officer)
Munawar H. Hidayatallah

/s/ VICTOR M. PEREZ                    Chief Financial Officer                                   July 29, 2005
----------------------------------     (Principal Financial Officer)
Victor M. Perez

/s/ BRUCE SAUERS                       Corporate Controller                                      July 29, 2005
----------------------------------     (Principal Accounting Officer)
Bruce Savers

/s/ JEFFREY R. FREEDMAN                Director                                                  July 29, 2005
----------------------------------
Jeffrey R. Freedman

/S/ VICTOR F. GERMACK                  Director                                                  July 29, 2005
----------------------------------
Victor F. Germack

/S/ DAVID A. GROSHOFF                  Director                                                  July 29, 2005
----------------------------------
David A. Groshoff

/S/ THOMAS E. KELLEY                   Director                                                  July 29, 2005
----------------------------------
Thomas E. Kelley

/S/ JOHN E. MCCONNAUGHY, JR.           Director                                                  July 29, 2005
----------------------------------
John E. McConnaughy, Jr.

/S/ JENS H. MORTENSEN                  Director                                                  July 29, 2005
----------------------------------
Jens H. Mortensen

/S/ ROBERT E. NEDERLANDER              Director                                                  July 29, 2005
----------------------------------
Robert E. Nederlander

/S/ LEONARD TOBOROFF                   Director                                                  July 29, 2005
----------------------------------
Leonard Toboroff

/S/ THOMAS O. WHITENER, JR.            Director                                                  July 29, 2005
----------------------------------
Thomas O. Whitener, Jr.

                                  EXHIBIT INDEX




EXHIBIT                DESCRIPTION

4.1 Specimen Stock Certificate of Common Stock of Registrant (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

4.2 Registration Rights Agreement dated as of March 31, 1999, by and between Allis-Chalmers Corporation and the Pension Benefit Guaranty Corporation (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

4.3 Option Agreement dated October 15, 2001 by and between Registrant and Leonard Toboroff (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,2001).

4.4 Warrant Purchase Agreement dated February 1, 2002 by and between Allis-Chalmers Corporation and Wells Fargo Energy Capital, Inc., including form of warrant (incorporated by reference to the Registrant's Current Report on Form 8-K filed February 21, 2002).

4.5 Warrant Purchase Agreement dated February 1, 2002 by and between Allis-Chalmers Corporation and Energy Spectrum Partners LP, including form of warrant (incorporated by reference to the Registrant's Current Report on Form 8-K filed February 21, 2002).

4.6* 2003 Incentive Stock Plan (incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 2002).

4.7* Form of Option Certificate issued pursuant to 2003 Incentive Stock Plan (incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 2002).

4.8 Warrant dated March 1, 2004, issued to Morgan Joseph & Co., Inc. (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).

4.9 Form of warrant issued to Investors pursuant to Stock and Warrant Purchase Agreement dated April 2, 2004 by and among Registrant and Donald Engel, Christopher Engel The Engel Defined Benefit plan, RER Corp. and Leonard Toboroff (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

4.10 Registration Rights Agreement dated April 2, 2004 by and between Registrant and the Stockholder signatories thereto (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

4.11 Warrant dated May 19, 2004, issued to Jeffrey R. Freedman (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).

5.1      Opinion of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP.

* Compensation Plan or Agreement

EXHIBIT            DESCRIPTION

23.1 Consent of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP (included in Exhibit 5.1)

23.2     Consent of Gordon, Hughes and Banks, LLP

23.3     Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP

23.4     Consent of Johnson, Miller & Co.

23.5     Consent of Accounting & Consulting Group, L.L.P.

23.6     Consent of Wright, Moore, Dehart, Dupuis & Hutchinson, LLC

23.7     Consent of Curtis Blakeley & Co., PC

23.8     Consent of Accounting & Consulting Group, L.L.P.

24.1     Power of Attorney (included in signature page)

99.1     2003 Incentive Stock Plan